Exhibit 99.2
Tanger Factory Outlet Centers, Inc.

Supplemental Operating and Financial Data
March 31, 2019

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Notice

For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Geographic Diversification
As of March 31, 2019
Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,600,362	13%
New York	2	1,468,887	12%
Georgia	3	1,121,579	9%
Texas	3	1,001,357	8%
Pennsylvania	3	999,576	8%
Michigan	2	671,541	6%
Delaware	1	557,353	5%
Alabama	1	554,673	5%
New Jersey	1	489,706	4%
Tennessee	1	447,815	4%
North Carolina	2	422,895	3%
Ohio	1	411,866	3%
Arizona	1	410,734	3%
Florida	1	351,721	3%
Missouri	1	329,861	3%
Mississippi	1	324,703	3%
Louisiana	1	321,066	3%
Connecticut	1	311,539	3%
New Hampshire	1	250,107	2%
Total	32	12,047,341	100%

Unconsolidated Joint Venture Properties

	# of Centers	GLA	Ownership %
Charlotte, NC	1	398,697	50.00%
Columbus, OH	1	355,245	50.00%
Ottawa, ON	1	355,013	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,779	50.00%
Bromont, QC	1	161,449	50.00%
Saint-Sauveur, QC	1	99,405	50.00%
Total	8	2,371,449

Grand Total	40	14,418,790

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Property Summary - Occupancy at End of Each Period Shown
Consolidated properties

Location	Total GLA 3/31/19	% Occupied 3/31/19	% Occupied 12/31/18		% Occupied 3/31/18
Deer Park, NY	739,109	98%	96%		95%
Riverhead, NY	729,778	95%	95%		95%
Rehoboth Beach, DE	557,353	97%	96%		97%
Foley, AL	554,673	94%	98%		96%
Atlantic City, NJ	489,706	80%	84%		89%
San Marcos, TX	471,816	95%	97%		97%
Sevierville, TN	447,815	99%	100%		100%
Savannah, GA	429,089	97%	98%		96%
Myrtle Beach Hwy 501, SC	426,523	98%	99%		88%
Jeffersonville, OH	411,866	94%	97%		89%
Glendale, AZ (Westgate)	410,734	97%	99%		97%
Myrtle Beach Hwy 17, SC	403,425	100%	99%		99%
Charleston, SC	382,180	99%	97%		98%
Lancaster, PA	376,997	92%	93%		95%
Pittsburgh, PA	372,883	97%	99%		99%
Commerce, GA	371,408	94%	98%		99%
Grand Rapids, MI	357,103	96%	96%		94%
Fort Worth, TX	351,741	97%	99%		94%
Daytona Beach, FL	351,721	98%	100%		99%
Branson, MO	329,861	98%	100%		100%
Southaven, MS	324,703	94%	98%		95%
Locust Grove, GA	321,082	97%	100%		100%
Gonzales, LA	321,066	96%	95%		97%
Mebane, NC	318,886	99%	100%		100%
Howell, MI	314,438	92%	95%		94%
Mashantucket, CT (Foxwoods)	311,539	93%	96%		95%
Tilton, NH	250,107	96%	96%		94%
Hershey, PA	249,696	99%	100%		99%
Hilton Head II, SC	206,564	88%	94%		94%
Hilton Head I, SC	181,670	100%	97%		98%
Terrell, TX	177,800	97%	97%		96%
Blowing Rock, NC	104,009	95%	98%		96%
Nags Head, NC	N/A	N/A	100%		98%
Ocean City, MD	N/A	N/A	97%		96%
Park City, UT	N/A	N/A	98%		96%
Williamsburg, IA	N/A	N/A	92%		95%
Total	12,047,341	95%	97%	(1)	96%	(1)

(1)	Excludes the occupancy rate at our Fort Worth outlet center which opened during the fourth quarter of 2017 and has not yet stabilized.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Unconsolidated joint venture properties

Location	Total GLA 3/31/19	% Occupied 3/31/19	% Occupied 12/31/18	% Occupied 3/31/18
Charlotte, NC	398,697	97%	99%	99%
Columbus, OH	355,245	95%	97%	95%
Ottawa, ON	355,013	94%	96%	93%
Texas City, TX (Galveston/Houston)	352,705	97%	99%	96%
National Harbor, MD	341,156	96%	98%	95%
Cookstown, ON	307,779	97%	100%	98%
Bromont, QC	161,449	77%	77%	72%
Saint-Sauveur, QC	99,405	94%	96%	96%
Total	2,371,449	95%	97%	94%

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Portfolio Occupancy at the End of Each Period (1)
(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Average Tenant Sales Per Square Foot by Outlet Center Ranking As of March 31, 2019 (1)

Ranking (2)			12 Months SPSF	Period End Occupancy	Sq Ft (thousands)	% of Square Feet	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$525	97%	2,793	24%	32%
Centers 6 - 10			$439	98%	1,847	15%	17%
Centers 11 - 15			$393	91%	1,655	14%	14%
Centers 16 - 20			$354	96%	1,906	16%	16%
Centers 21 - 26			$316	94%	2,104	17%	13%
Centers 27 - 32			$263	96%	1,742	14%	8%

Ranking (2)			Cumulative 12 Months SPSF	Cumulative Period End Occupancy	Cumulative Sq Ft (thousands)	Cumulative % of Square Feet	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$525	97%	2,793	24%	32%
Centers 1 - 10			$488	97%	4,640	39%	49%
Centers 1 - 15			$463	96%	6,295	53%	62%
Centers 1 - 20			$436	96%	8,201	69%	78%
Centers 1 - 26			$412	96%	10,305	86%	91%
Centers 1 - 32			$391	95%	12,047	100%	99%

Unconsolidated centers (4)			$443	96%	1,448	n/a	n/a
Domestic centers (5)			$397	96%	13,495	n/a	n/a

(1)
Sales are based on reports for the trailing 12 months by retailers which have occupied outlet center stores for a minimum of 12 months. Sales per square foot are based on all stores less than 20,000 square feet in size. Centers are ranked by sales per square foot for the trailing twelve months ended March 31, 2019.

(2)	Outlet centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Mebane, NC	Rehoboth Beach, DE	Riverhead, NY	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Charleston, SC	Locust Grove, GA	Myrtle Beach 17, SC	Westgate (Glendale), AZ
	Centers 11 - 15:	Atlantic City, NJ	Grand Rapids, MI	Hershey, PA	Hilton Head I, SC	Lancaster, PA
	Centers 16 - 20:	Foxwoods (Mashantucket), CT	Gonzales, LA	Pittsburgh, PA	San Marcos, TX	Savannah, GA
	Centers 21 - 26:	Daytona Beach, FL	Foley, AL	Fort Worth, Texas	Hilton Head II, SC	Howell, MI	Southaven, MS
	Centers 27 - 32:	Blowing Rock, NC	Commerce, GA	Jeffersonville, OH	Myrtle Beach 501, SC	Terrell, TX	Tilton, NH

(3)
Based on the Company's forecast of 2019 Portfolio NOI (see non-GAAP definitions), excluding centers not yet stabilized. The Company's forecast is based on management's estimates as of March 31, 2019 and may be considered a forward-looking statement which is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(4)	Includes domestic outlet centers open 12 full calendar months (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	National Harbor, MD	Texas City, TX
(5)	Includes consolidated portfolio and domestic unconsolidated joint ventures

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Top 25 Tenants Based on Percentage of Total Annualized Base Rent
As of March 31, 2019 (1)

Consolidated						Unconsolidated
Tenant	Brands	# of Stores	GLA	% of Total GLA	% of Total Annualized Base Rent (2)	# of Stores
Ascena Retail Group, Inc.	Dress Barn, Loft, Ann Taylor, Justice, Lane Bryant, roz & ALI	132	792,981	6.6%	7.0%	18
The Gap, Inc.	Gap, Banana Republic, Old Navy	88	935,536	7.8%	5.8%	17
PVH Corp.	Tommy Hilfiger, Van Heusen, Calvin Klein	62	384,811	3.2%	3.9%	15
Under Armour, Inc.	Under Armour, Under Armour Kids	30	231,911	1.9%	2.7%	6
Nike, Inc.	Nike, Converse, Hurley	39	423,215	3.5%	2.7%	11
Tapestry, Inc.	Coach, Kate Spade	44	209,345	1.7%	2.6%	10
G-III Apparel Group, Ltd.	Bass, Wilson's Leather, Donna Karan	48	223,501	1.9%	2.4%	6
American Eagle Outfitters, Inc.	American Eagle Outfitters, Aerie	35	247,529	2.1%	2.4%	7
V. F. Corporation	VF Outlet, The North Face, Vans, Timberland, Lee/Wrangler	31	259,630	2.2%	2.2%	3
Carter's, Inc.	Carters, OshKosh B Gosh	51	224,227	1.9%	2.2%	11
Michael Kors Holdings Limited	Michael Kors, Michael Kors Men's	28	136,816	1.1%	2.0%	5
Signet Jewelers Limited	Kay Jewelers, Zales, Jared Vault	52	118,704	1.0%	1.9%	8
Hanesbrands Inc.	Hanesbrands, Maidenform, Champion	36	181,876	1.5%	1.8%	2
Chico's, FAS Inc.	Chicos, White House/Black Market, Soma Intimates	45	130,131	1.1%	1.8%	6
Ralph Lauren Corporation	Polo Ralph Lauren, Polo Children, Polo Ralph Lauren Big & Tall, Lauren Ralph Lauren	33	352,524	2.9%	1.8%	5
Adidas AG	Adidas, Reebok	28	173,601	1.4%	1.7%	10
Columbia Sportswear Company	Columbia Sportswear	18	137,716	1.1%	1.6%	3
J. Crew Group, Inc.	J. Crew, J. Crew Men's	26	140,366	1.2%	1.5%	4
Caleres Inc.	Famous Footwear, Naturalizer, Allen Edmonds	33	167,481	1.4%	1.5%	11
Express Inc.	Express Factory	23	160,730	1.3%	1.5%	4
Skechers USA, Inc.	Skechers	29	137,044	1.1%	1.5%	6
Brooks Brothers Group, Inc.	Brooks Brothers	24	145,247	1.2%	1.5%	5
Rack Room Shoes, Inc.	Rack Room Shoes	22	129,699	1.1%	1.4%	2
Rue 21 Holdings, Inc	Rue 21	21	127,562	1.0%	1.3%	1
H&M Hennes & Mauritz L.P.	H&M	19	407,342	3.4%	1.3%	2
Total of Top 25 tenants		997	6,579,525	54.6%	58.0%	178

(1)	Excludes leases that have been entered into but which tenant has not yet taken possession, temporary leases and month-to month leases.

(2)
Annualized base rent is defined as the minimum monthly payments due as of the end of the reporting period annualized, excluding periodic contractual fixed increases. Include rents which are based on a percentage of sales in lieu of fixed contractual rents.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Lease Expirations as of March 31, 2019

Percentage of Total Gross Leasable Area (1)

Percentage of Total Annualized Base Rent (1)

(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Capital expenditures (in thousands)

	Three months ended
	March 31,
	2019	2018
Value-enhancing:
New center developments and expansions	$939	$851
Other	55	—
	994	851
Recurring capital expenditures:
Second generation tenant allowances	2,974	2,926
Operational capital expenditures	2,852	1,823
Major outlet center renovations	197	900
	6,023	5,649
Total additions to rental property-accrual basis	7,017	6,500
Conversion from accrual to cash basis	2,889	13,214
Total additions to rental property-cash basis	$9,906	$19,714

Leasing Activity

The tables below show changes in rent (base rent and common area maintenance ("CAM")) for leases including remerchandising projects in the consolidated portfolio for new stores that opened or renewals that started during the respective trailing twelve month periods:

Re-tenant(1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000's)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
March 31, 2019	81	388	$33.32	$45.13	7.83	$27.56
March 31, 2018	84	415	$34.32	$70.88	8.55	$26.03

Renewal(1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000's)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
March 31, 2019	280	1,404	$34.37	$0.49	3.82	$34.24
March 31, 2018	262	1,300	$29.25	$0.25	4.07	$29.19

Total(1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000's)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
March 31, 2019	361	1,792	$34.14	$10.16	4.69	$31.97
March 31, 2018	346	1,715	$30.48	$17.35	5.15	$27.11

(1)
Represents change in rent (base rent and CAM) for all leases for new stores that opened or renewals that started during the respective trailing twelve month periods within the consolidated portfolio, except for license agreements, seasonal tenants, and month-to-month leases.

(2)	Includes landlord costs.

(3)
Net average straight-line base rent is calculated by dividing the average tenant allowance costs per square foot by the average initial term and subtracting this calculated number from the average straight-line base rent per year amount. The average annual straight-line base rent disclosed in the table above includes all concessions, abatements and reimbursements of rent to tenants. The average tenant allowance disclosed in the table above includes landlord costs.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Leasing Activity(1)

			Excluding Re-Merchanding
	TTM ended	TTM ended	TTM ended
All Lease Terms	3/31/2019	3/31/2018	3/31/2018	(2)
Re-tenanted Space:
Number of leases	81	84	76
Gross leasable area	388,192	415,055	268,844
New initial rent per square foot	$30.71	$31.42	$39.84
Prior expiring rent per square foot	$30.02	$32.71	$38.04
Percent increase	2.3%	(3.9)%	4.7%

New straight-line rent per square foot	$33.32	$34.32	$44.12
Prior straight-line rent per square foot	$30.02	$31.98	$37.11
Percent increase	11.0%	7.3%	18.9%

Renewed Space:
Number of leases	280	262	262
Gross leasable area	1,404,053	1,299,564	1,299,564
New initial rent per square foot	$33.27	$28.16	$28.16
Prior expiring rent per square foot	$33.19	$28.71	$28.71
Percent increase	0.2%	(1.9)%	(1.9)%

New straight-line rent per square foot	$34.37	$29.25	$29.25
Prior straight-line rent per square foot	$33.31	$27.96	$27.96
Percent increase	3.2%	4.6%	4.6%

Total Re-tenanted and Renewed Space:
Number of leases	361	346	338
Gross leasable area	1,792,245	1,714,619	1,568,408
New initial rent per square foot	$32.71	$28.95	$30.17
Prior expiring rent per square foot	$32.50	$29.68	$30.31
Percent increase (decrease)	0.6%	(2.4)%	(0.5)%

New straight-line rent per square foot	$34.14	$30.48	$31.80
Prior straight-line rent per square foot	$32.60	$28.93	$29.53
Percent increase	4.7%	5.3%	7.7%

(1)
For consolidated properties owned as of the period-end date. Represents change in rent (base rent and common area maintenance) for all leases for new stores that opened or renewals that started during the respective trailing twelve month periods, except for license agreements, seasonal tenants, and month-to-month leases.

(2)	Excludes leases related to re-merchandising projects, all of which commenced during calendar 2017.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Leasing Activity(1)

			Excluding Re-Merchanding
	TTM ended	TTM ended	TTM ended
Terms of More Than 12 Months	3/31/2019	3/31/2018	3/31/2018	(2)
Re-tenanted Space:
Number of leases	79	83	75
Gross leasable area	365,345	412,096	265,885
New initial rent per square foot	$32.03	$31.55	$40.13
Prior expiring rent per square foot	$30.04	$32.34	$37.54
Percent increase	6.6%	(2.5)%	6.9%

New straight-line rent per square foot	$34.81	$34.47	$44.46
Prior straight-line rent per square foot	$30.21	$31.66	$36.68
Percent increase	15.2%	8.9%	21.2%

Renewed Space:
Number of leases	244	202	202
Gross leasable area	1,236,668	1,044,922	1,044,922
New initial rent per square foot	$34.48	$29.52	$29.52
Prior expiring rent per square foot	$33.59	$28.47	$28.47
Percent increase	2.6%	3.7%	3.7%

New straight-line rent per square foot	$35.72	$30.87	$30.87
Prior straight-line rent per square foot	$33.82	$27.82	$27.82
Percent increase	5.6%	11.0%	11.0%

Total Re-tenanted and Renewed Space:
Number of leases	323	285	277
Gross leasable area	1,602,013	1,457,018	1,310,807
New initial rent per square foot	$33.92	$30.09	$31.67
Prior expiring rent per square foot	$32.78	$29.56	$30.31
Percent increase	3.5%	1.8%	4.5%

New straight-line rent per square foot	$35.52	$31.89	$33.63
Prior straight-line rent per square foot	$32.99	$28.91	$29.62
Percent increase	7.7%	10.3%	13.5%

(1)
For consolidated properties owned as of the period-end date. Represents change in rent (base rent and common area maintenance) for leases for a term of more than 12 months for new stores that opened or renewals that started during the respective trailing twelve month periods.

(2)	Excludes leases related to re-merchandising projects, all of which commenced during calendar 2017.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Consolidated Balance Sheets (dollars in thousands)

	March 31,	December 31,
	2019	2018
Assets
Rental property:
Land	$267,910	$278,428
Buildings, improvements and fixtures	2,639,764	2,764,649
Construction in progress	—	3,102
	2,907,674	3,046,179
Accumulated depreciation	(941,193)	(981,305)
Total rental property, net	1,966,481	2,064,874
Cash and cash equivalents	1,616	9,083
Investments in unconsolidated joint ventures	97,654	95,969
Deferred lease costs and other intangibles, net	106,170	116,874
Operating lease right-of-use assets (1)	87,679	—
Prepaids and other assets	94,224	98,102
Total assets	$2,353,824	$2,384,902

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,137,145	$1,136,663
Unsecured term loan, net	346,950	346,799
Mortgages payable, net	86,572	87,471
Unsecured lines of credit, net	12,117	141,985
Total debt	1,582,784	1,712,918
Accounts payable and accrued expenses	87,536	82,676
Operating lease liabilities (1)	92,354	—
Other liabilities	87,707	83,773
Total liabilities	1,850,381	1,879,367
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $.01 par value, 300,000,000 shares authorized, 94,102,666 and 93,941,783 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	941	939
Paid in capital	780,936	778,845
Accumulated distributions in excess of net income	(276,491)	(272,454)
Accumulated other comprehensive loss	(27,153)	(27,151)
Equity attributable to Tanger Factory Outlet Centers, Inc.	478,233	480,179
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	25,210	25,356
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	503,443	505,535
Total liabilities and equity	$2,353,824	$2,384,902

(1)	In connection with our adoption of ASC 842 on January 1, 2019, operating lease right-of-use assets and operating lease liabilities were recorded.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended
	March 31,
	2019	2018
Revenues:
Rental revenues (1)	$119,954	$120,656
Management, leasing and other services (2)	1,342	1,199
Other revenues	1,859	1,680
Total revenues	123,155	123,535
Expenses:
Property operating	42,377	42,218
General and administrative(3)	12,145	11,112
Depreciation and amortization	31,760	33,123
Total expenses	86,282	86,453
Other income (expense):
Interest expense	(16,307)	(15,800)
Gain on sale of assets	43,422	—
Other income	224	209
Total other income (expense)	27,339	(15,591)
Income before equity in earnings of unconsolidated joint ventures	64,212	21,491
Equity in earnings of unconsolidated joint ventures	1,629	2,194
Net income	65,841	23,685
Noncontrolling interests in Operating Partnership	(3,315)	(1,217)
Noncontrolling interests in other consolidated partnerships	(195)	370
Net income attributable to Tanger Factory Outlet Centers, Inc.	62,331	22,838
Allocation of earnings to participating securities	(611)	(263)
Net income available to common shareholders of Tanger Factory Outlet Centers, Inc.	$61,720	$22,575

Basic earnings per common share:
Net income	$0.66	$0.24

Diluted earnings per common share:
Net income	$0.66	$0.24

(1)
In connection with our adoption of ASC 842 on January 1, 2019, rental revenues includes base rentals, percentage rentals, and expense reimbursements for both periods presented. Additionally, for the three months ended March 31, 2019, rental revenues is presented net of uncollectible tenant revenues and includes a straight-line rent adjustment of $1.5 million to record contractual payments received as consideration from certain executory costs on a straight-line basis.

(2)
Upon adoption of ASC 842, expense reimbursements from joint ventures of $586,000 previously included in expense reimbursements for the three months ended March 31, 2018, which are not related to leases, have been reclassified to management, leasing and other services on the consolidated statements of operations to conform to the current year presentation.

(3)
Upon adoption of ASC 842, indirect internal leasing costs previously capitalized are now expensed. For the three months ended March 31, 2019, lease costs of approximately $1.1 million were expensed as general and administrative expenses which would have been capitalized under the previous accounting standard.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Components of Rental Revenues (in thousands)

As a lessor, substantially all of our revenues are earned from arrangements that are within the scope of Accounting Standards Codification Topic 842 “Leases” ("ASC 842"). We utilized the practical expedient in ASU 2018-11 to account for lease and non-lease components as a single component which resulted in all of our revenues associated with leases being recorded as rental revenues on the consolidated statements of operations. As a result of the adoption of ASC 842, the amounts disclosed in 2018 as base rentals, percentage rentals and expense reimbursements have been combined into rental revenues on the consolidated statements of operations to conform to the current year presentation. In addition, certain amounts previously included in expense reimbursements in 2018, which are not related to leases, have been reclassified to management, leasing and other services on the consolidated statements of operations. Also, uncollectible tenant revenues were previously recorded in general and and administrative expenses in 2018 and for the three months ended March 31, 2019 are recorded in rental revenues as a contra-revenue account. As a result of combining all components of a lease, all fixed contractual payments, including consideration received from certain executory costs, are now recognized on a straight-line basis. For the three months ended March 31, 2019, we recorded an adjustment of $1.5 million in rental revenues in our consolidated statements of operations to record revenues from executory costs on a straight-line basis.

The table below provides details of the components included in rental revenues:

	Three months ended
	March 31,
	2019	2018
Rental revenues:
Base rentals	$79,101	$78,982
Percentage rentals	1,565	1,429
Tenant expense reimbursements	37,167	37,694
Lease termination fees	1,130	1,051
Market rent adjustments	(370)	(448)
Straight-line rent adjustments	1,970	1,948
Uncollectible tenant revenues (1)	(609)	—
Rental revenues	$119,954	$120,656

(1)	Uncollectible tenant revenues recorded in general and administrative expenses for the three months ended March 31, 2018 was approximately $268,000.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Unconsolidated Joint Venture Information

The following table details certain information as of March 31, 2019, except for Net Operating Income ("NOI") which is for the three months ended March 31, 2019, about various unconsolidated real estate joint ventures in which we have an ownership interest (dollars in millions):

Joint Venture	Center Location	Tanger's Ownership %	Square Feet	Tanger's Share of Total Assets	Tanger's Share of NOI	Tanger's Share of Net Debt (1)
Charlotte	Charlotte, NC	50.0%	398,697	$39.2	$1.7	$49.7
Columbus	Columbus, OH	50.0%	355,245	40.4	1.3	42.4
Galveston/Houston	Texas City, TX	50.0%	352,705	19.3	1.0	39.9
National Harbor	National Harbor, MD	50.0%	341,156	42.9	1.3	47.2
RioCan Canada (2)	Various	50.0%	923,646	102.4	1.5	4.8
Total			2,371,449	$244.2	$6.8	$184.0

(1)	Net of debt origination costs and premiums.

(2)
Includes a 161,449 square foot center in Bromont, Quebec; a 307,779 square foot center in Cookstown, Ontario; a 355,013 square foot center in Ottawa, Ontario; and a 99,405 square foot center in Saint-Sauveur, Quebec.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Debt Outstanding Summary
As of March 31, 2019
(dollars in thousands)

	Total Debt Outstanding	Our Share of Debt	Stated Interest Rate	End of Period Effective Interest Rate(1)	Maturity Date (2)	Weighted Average Years to Maturity (2)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit(3)	$15,000	$15,000	LIBOR + 0.875%	3.4%	10/28/2022	3.6
2023 Senior unsecured notes	250,000	250,000	3.875%	4.1%	12/1/2023	4.7
2024 Senior unsecured notes	250,000	250,000	3.75%	3.8%	12/1/2024	5.7
2026 Senior unsecured notes	350,000	350,000	3.125%	3.2%	9/1/2026	7.4
2027 Senior unsecured notes	300,000	300,000	3.875%	3.9%	7/15/2027	8.3
Unsecured term loan	350,000	350,000	LIBOR + 0.90%	2.5%	4/22/2024	5.1
Net debt discounts and debt origination costs	(18,788)	(18,788)
Total net unsecured debt	1,496,212	1,496,212		3.5%		6.3
Secured mortgage debt:
Atlantic City, NJ	33,454	33,454	5.14% - 7.65%	5.1%	11/15/2021 - 12/8/2026	5.8
Southaven, MS	51,400	51,400	LIBOR + 1.80%	4.3%	4/29/2023	4.1
Debt premium and debt origination costs	1,718	1,718
Total net secured mortgage debt	86,572	86,572		4.6%		4.7
Total consolidated debt	1,582,784	1,582,784		3.6%		6.2
Unconsolidated JV debt:
Charlotte	100,000	50,000	4.27%	4.3%	7/1/2028	9.3
Columbus	85,000	42,500	LIBOR + 1.65%	4.2%	11/28/2021	2.7
Galveston/Houston	80,000	40,000	LIBOR + 1.65%	4.2%	7/1/2022	3.3
National Harbor	95,000	47,500	4.63%	4.6%	1/5/2030	10.8
RioCan Canada	9,372	4,686	5.75%	4.2%	5/10/2020	1.1
Debt premium and debt origination costs	(1,438)	(719)
Total unconsolidated JV net debt	367,934	183,967		4.3%		6.6
Total	$1,950,718	$1,766,751		3.7%		6.3

(1)	The effective interest rate includes the impact of discounts and premiums and interest rate swap agreements, as applicable. See page 18 for additional details.

(2)	Includes applicable extensions available at our option.

(3)
The Company has unsecured lines of credit that provide for borrowings of up to $600.0 million. The unsecured lines of credit include a $20.0 million liquidity line and a $580.0 million syndicated line. A 15 basis point facility fee is due annually on the entire committed amount of each facility. The syndicated line may be increased up to $1.2 billion through an accordion feature in certain circumstances.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Summary of Our Share of Fixed and Variable Rate Debt
As of March 31, 2019
(dollars in thousands)

	Total Debt %	Our Share of Debt	End of Period Effective Interest Rate	Average Years to Maturity (1)

Consolidated:
Fixed (2)	97%	$1,534,470	3.5%	6.3
Variable	3%	48,314	5.3%	4.4
	100%	1,582,784	3.6%	6.2
Unconsolidated Joint ventures:
Fixed	55%	$101,717	4.4%	9.6
Variable	45%	82,250	4.2%	3.0
	100%	183,967	4.3%	6.6
Total:
Fixed	93%	$1,636,187	3.6%	6.6
Variable	7%	130,564	4.4%	3.3
Total share of debt	100%	$1,766,751	3.7%	6.3

(1)	Includes applicable extensions available at our option.

(2)	The effective interest rate includes interest rate swap agreements that fix the base LIBOR rate at a weighted average of 1.7% on notional amounts aggregating $365.0 million as follows:

(a)
Interest rate swaps entered into in December 2017 to hedge our variable interest rate exposure on notional amounts aggregating $150.0 million. These interest rate swap agreements fix the base LIBOR rate at an average of 2.2% from August 14, 2018 through January 1, 2021.

(b)
Interest rate swaps entered into in April 2016 to hedge our variable interest rate exposure on notional amounts aggregating $175.0 million. These interest rate swap agreements fix the base LIBOR rate at an average of 1.03% through January 1, 2021,

(c)
In March 2018, the consolidated joint venture that owns the Tanger outlet center in Southaven, Mississippi, entered into an interest rate swap, effective March 1, 2018, that fixed the base LIBOR rate at 2.5% on a notional amount of $40.0 million through January 31, 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Future Scheduled Principal Payments (dollars in thousands)(1)
As of March 31, 2019

Year	Tanger Consolidated Payments	Tanger's Share of Unconsolidated JV Payments	Total Scheduled Payments
2019	$2,545	$228	$2,773
2020	3,566	4,458	8,024
2021	5,793	42,500	48,293
2022(2)	19,436	40,000	59,436
2023	306,168	1,031	307,199
2024	605,140	1,636	606,776
2025	1,501	1,710	3,211
2026	355,705	1,788	357,493
2027	300,000	1,869	301,869
2028	—	46,944	46,944
2029 & thereafter	—	42,522	42,522
	$1,599,854	$184,686	$1,784,540
Net debt discounts and debt origination costs	(17,070)	(719)	(17,789)
	$1,582,784	$183,967	$1,766,751

(1)	Includes applicable extensions available at our option.

(2)	Includes principal balance of $15.0 million outstanding under the Company's unsecured lines of credit.
Senior Unsecured Notes Financial Covenants (1)
As of March 31, 2019

	Required	Actual	Compliance
Total Consolidated Debt to Adjusted Total Assets	<60%	49%	Yes
Total Secured Debt to Adjusted Total Assets	<40%	3%	Yes
Total Unencumbered Assets to Unsecured Debt	>150%	196%	Yes
Consolidated Income Available for Debt Service to Annual Debt Service Charge	>1.5	5.1	Yes

(1)
For a complete listing of all debt covenants related to the Company's Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company's filings with the Securities and Exchange Commission.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

NON-GAAP SUPPLEMENTAL MEASURES

Funds From Operations

Funds From Operations ("FFO") is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with GAAP. We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income/(loss) available to the Company’s common shareholders computed in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution ("FAD") is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of share-based compensation, straight-line rent amounts, market rent amounts, less 2nd generation tenant allowances, capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income ("Portfolio NOI") and same center net operating income ("Same Center NOI") as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization and gains or losses on the sale of outparcels recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income, FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table found earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•	Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Reconciliation of Net Income to FFO (dollars and shares in thousands)

	Three months ended
	March 31,
	2019	2018
Net income	$65,841	$23,685
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	31,148	32,542
Depreciation and amortization of real estate assets - unconsolidated joint ventures	3,130	3,229
Gain on sale of assets	(43,422)	—
FFO	56,697	59,456
FFO attributable to noncontrolling interests in other consolidated partnerships	(195)	370
Allocation of earnings to participating securities	(611)	(477)
FFO available to common shareholders (1)	$55,891	$59,349
FFO available to common shareholders per share - diluted (1)	$0.57	$0.60

Weighted Average Shares:
Basic weighted average common shares	93,303	93,644
Diluted weighted average common shares (for earnings per share computations)	93,303	93,644
Exchangeable operating partnership units	4,961	4,996
Diluted weighted average common shares (for FFO per share computations) (1)	98,264	98,640

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company's common shares, subject to certain limitations to preserve the Company's REIT status.

Reconciliation of FFO to FAD (dollars and shares in thousands)

	Three months ended
	March 31,
	2019	2018
FFO available to common shareholders	$55,891	$59,349
Adjusted for:
Corporate depreciation excluded above	612	581
Amortization of finance costs	747	783
Amortization of net debt discount (premium)	109	101
Amortization of equity-based compensation	3,818	3,392
Straight-line rent adjustments	(1,970)	(1,948)
Market rent adjustments	480	562
2nd generation tenant allowances	(2,974)	(2,926)
Capital improvements	(3,049)	(2,723)
Adjustments from unconsolidated joint ventures	(406)	(271)
FAD available to common shareholders (1)	$53,258	$56,900
Dividends per share	$0.3500	$0.3425
FFO payout ratio	61%	57%
FAD payout ratio	65%	59%
Diluted weighted average common shares (1)	98,264	98,640

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company's common shares, subject to certain limitations to preserve the Company's REIT status.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio (in thousands)

	Three months ended
	March 31,
	2019	2018
Net income	$65,841	$23,685
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(1,629)	(2,194)
Interest expense	16,307	15,800
Gain on sale of assets	(43,422)	—
Other non-operating income	(224)	(209)
Depreciation and amortization	31,760	33,123
Other non-property expenses	161	388
Corporate general and administrative expenses	12,118	10,754
Non-cash adjustments (1)	(1,472)	(1,367)
Lease termination fees	(1,130)	(1,051)
Portfolio NOI	78,310	78,929
Non-same center NOI (2)	(4,084)	(4,367)
Same Center NOI	$74,226	$74,562

(1)	Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.

(2)	Excluded from Same Center NOI:

Outlet centers sold:
Nags Head, Ocean City, Park City, and Williamsburg	March 2019

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Non-GAAP Pro Rata Balance Sheet Information as of March 31, 2019 (in thousands)

Non-GAAP
Pro Rata Portion Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$46,220
Buildings, improvements and fixtures	237,491
Construction in progress	1,728
285,439
Accumulated depreciation	(59,998)
Total rental property, net	225,441
Cash and cash equivalents	5,872
Deferred lease costs and other intangibles, net	4,049
Prepaids and other assets	8,832
Total assets	$244,194
Liabilities and Owners' Equity
Liabilities
Mortgages payable, net	$183,967
Accounts payable and accruals	5,967
Total liabilities	189,934
Owners' equity	54,260
Total liabilities and owners' equity	$244,194

(1)
The carrying value of our investments in unconsolidated joint ventures as reported in our Consolidated Balance Sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $4.0 million as of March 31, 2019 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Non-GAAP Pro Rata Statement of Operations Information year to date March 31, 2019 (in thousands)

	Non-GAAP Pro Rata Portion
	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Rental revenues	$—	$11,605
Other revenues	—	127
Total revenues	—	11,732
Expense:
Property operating	—	4,894
General and administrative	—	45
Depreciation and amortization	—	3,129
Total expenses	—	8,068
Other income (expense):
Interest expense	—	(2,067)
Other income (expenses)	(195)	32
Total other income (expense)	$(195)	$(2,035)
Net income (loss)	$(195)	$1,629

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019

Investor Information
Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, media and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:	(336) 834-6892
Fax:	(336) 297-0931
e-mail:	tangerir@tangeroutlet.com
Mail:	Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2019